                                                                     EXHIBIT 20

Chase Bank, Trustee                         Determination Date:      04-Sep-01
Manufactured Housing Contracts              Remittance Date:         07-Sep-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                  For the Period Ended:    25-Aug-01
                                            Lock-Out Date:              Mar-06

Information for Clauses (a) through (s), Section 7.01 -
                                                          Class I A-1    Class I A-2     Class I A-3   Class I A-4    Class I A-5
 (a)  Class I A and Class I B Distribution Amounts        4,807,899.56     388,110.00     315,426.67     493,758.60      93,881.12

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                           346,516.42
      (b) Partial Prepayments Received                      393,958.26
      (c) Principal Payments in Full (Scheduled Balance)  3,805,173.53
      (d) Liquidated Contract Scheduled Balance                   0.00
      (e) Section 3.05 Purchase Scheduled Balance                 0.00
      (f) Previously Undistributed Shortfalls in
          (a) through (e)                                         0.00
                                                         -------------  -------------  -------------  -------------  -------------
 Total Principal Distribution                             4,545,648.21           0.00           0.00           0.00           0.00


 (c)  Interest Distribution                                 262,251.35     388,110.00     315,426.67     493,758.60      93,881.12
      Unpaid Interest Shortfall                                   0.00           0.00           0.00           0.00           0.00
                                                         -------------  -------------  -------------  -------------  -------------
 Total Interest Distribution                                262,251.35     388,110.00     315,426.67     493,758.60      93,881.12

 (d)  Beginning Class I A and Class I B Principal
        Balance                                          55,454,031.01  76,100,000.00  57,700,000.00  81,895,000.00  15,031,000.00
      Less: Principal Distribution                        4,545,648.21           0.00           0.00           0.00           0.00
                                                         -------------  -------------  -------------  -------------  -------------
      Remaining Class A and Class B Principal Balance    50,908,382.80  76,100,000.00  57,700,000.00  81,895,000.00  15,031,000.00


 (e)  Fees Due Servicer
      Monthly Servicing Fee                                 343,231.93        (h)       Pool Factor                 Original Balance
      Section 8.06 Reimbursement Amount                           0.00    Class I A-1     0.63955255                 79,600,000.00
      Section 6.02 Reimbursement Amount                       2,595.00    Class I A-2     1.00000000                 76,100,000.00
      Reimburseable Fees                                          0.00    Class I A-3     1.00000000                 57,700,000.00
                                                         -------------    Class I A-4     1.00000000                 81,895,000.00
 Total Fees Due Servicer                                    345,826.93    Class I A-5     1.00000000                 15,031,000.00
                                                                          Class I M-1     1.00000000                 14,146,000.00
                                                                          Class I B-1     1.00000000                 14,146,000.00
                                                                          Class I B-2     1.00000000                 15,030,623.00

Information for Clauses (a) through (s), Section 7.01 -
                                                          Class I M-1    Class I B-1     Class I B-2
 (a)  Class I A and Class I B Distribution Amounts          91,241.70       96,664.33      114,483.25

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in
          (a) through (e)
                                                         -------------  -------------   -------------
 Total Principal Distribution                                     0.00           0.00            0.00
                                                                                                        1,855,817.02

 (c)  Interest Distribution                                  91,241.70      96,664.33      114,483.25   2,674,790.13
      Unpaid Interest Shortfall                                   0.00           0.00            0.00
                                                         -------------  -------------   -------------
 Total Interest Distribution                                 91,241.70      96,664.33      114,483.25

 (d)  Beginning Class I A and Class I B Principal
        Balance                                          14,146,000.00  14,146,000.00   15,030,623.00
      Less: Principal Distribution                                0.00           0.00            0.00   4,545,648.21
                                                         -------------  -------------   -------------
      Remaining Class A and Class B Principal Balance    14,146,000.00  14,146,000.00   15,030,623.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                     Rate                                                    Rate
      Section 8.06 Reimbursement Amount                        5.6750%                                     Class A-1   5.675%
      Section 6.02 Reimbursement Amount                        6.1200%                                     Class A-2   6.120%
      Reimburseable Fees                                       6.5600%                                     Class A-3   6.560%
                                                               7.2350%                                     Class A-4   7.235%
 Total Fees Due Servicer                                       7.4950%                                     Class A-5   7.495%
                                                               7.7400%                                     Class A-6   7.740%
                                                               8.2000%                                     Class B-1   8.200%
                                                               9.1400%                                     Class B-2   9.140%


Information for Clauses (a) through (s), Section 7.01 -

 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in
          (a) through (e)

 Total Principal Distribution

 (c)  Interest Distribution
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                                         When
 (d)  Beginning Class I A and Class I B Principal
        Balance                                                           324,957,005.80
      Less: Principal Distribution                                       is less than
                                                                          353,648,623.00
      Remaining Class A and Class B Principal Balance                               0.10
                                                                           35,364,862.30
 (e)  Fees Due Servicer                                                  We can prepay
      Monthly Servicing Fee
      Section 8.06 Reimbursement Amount                                    55,454,031.01   3,147,016
      Section 6.02 Reimbursement Amount                                    76,100,000.00   4,657,320
      Reimburseable Fees                                                   57,700,000.00   3,785,120
                                                                           81,895,000.00   5,925,103
 Total Fees Due Servicer                                                   15,031,000.00   1,126,573
                                                                           14,146,000.00   1,094,900
                                                                           14,146,000.00   1,159,972
                                                                           15,030,623.00   1,373,799

                                                                          329,502,654.01  22,269,804  6.76%

Chase Bank, Trustee                         Determination Date:      04-Sep-01
Manufactured Housing Contracts              Remittance Date:         07-Sep-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                  For the Period Ended:    25-Aug-01
                                            Lock-Out Date:              Mar-06


                                                      No. of   Unpaid Principal  Delinquency as of        No. of    Unpaid Principal
 (f)  Delinquency as of the Due Period              Contracts       Balance      Calendar Month End      Contracts       Balance
      31-59 Days Delinquent                             285       10,635,301     31-59 Days Delinquent      155         5,854,879
      60-89 Days Delinquent                              81        2,996,780     60-89 Days Delinquent       44         1,832,040
      90+ Days Delinquent                                79        3,764,184     90+ Days Delinquent         46         2,168,463

      3-Month Avg Thirty-Day Delinquency Ratio  4.81%                            3-Month Avg Thirty-Day
                                                                                   Delinquency Ratio                         2.71%
      3-Month Avg Sixty-Day Delinquency Ratio   1.67%                            3-Month Avg Sixty-Day
                                                                                   Delinquency Ratio                         1.13%

 (g)  Section 3.05 Repurchases                                          0.00

 (i)  Class R Distribution Amount                                 818,973.11         Acquisition Loss Amount
      Repossession Profits                                              0.00
                                                                                 Current Month Acquisition Loss Amount     59,928
 (j)  Principal Balance of Contracts in Repossession            1,118,183.25     Cumulative Acquisition Loss Amount       127,887

 (k)  Aggregate Net Liquidation Losses                                  0.00

 (l)  (x) Class B-2 Formula Distribution Amount                   114,483.25
      (y) Remaining Amount Available                              933,456.36
                                                               -------------
      Amount of (x) over (y)                                            0.00

 (m)  Class B-2 Liquidation Loss Amount                                 0.00

 (n)  Guarantee Payment                                                 0.00

 (o)  Unadvanced Shortfalls                                             0.00

                                                       No.     $
 (p)  Units repossessed                                22         756,218.89

 (q)  Principal Prepayments paid                                4,199,131.79

 (r)  Scheduled Principal Payments                                346,516.42

 (s)  Weighted Average Interest Rate                                   11.29%


Chase Bank, Trustee                         Determination Date:      04-Sep-01
Manufactured Housing Contracts              Remittance Date:         07-Sep-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                  For the Period Ended:    25-Aug-01
                                            Lock-Out Date:              Mar-06


                     Computation of Available Distribution Amount
(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt             7,234,622.43
      Certificate Account Balance at Monthly Cutoff-Subservicer-21st         566,477.66

(ii)  Monthly Advance made                                                         0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                         15,693.39
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                    1,058.91

(v)   Principal due Holders                                                        0.00
Less:
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                            236,405.92
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                       15,181.20

(ii)  Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                       0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                         0.00
   (iii) Monthly Servicing Fee                                               343,231.93
   (iv)  Reimburseable Liquidation Expenses                                    2,595.00
   (v)   Section 6.04 (c) reimbursement                                            0.00
   (vi)  Section 8.06 reimbursement                                                0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                     0.00

Total Due Servicer                                                           345,826.93

Available Distribution Amount-Vanderbilt                                   6,668,082.97
Available Distribution Amount-SubServicer-21st                               552,355.37

To Class A and B                                                           6,401,465.23

Monthly Excess Cashflow                                                      818,973.11

Weighted Average Remaining Term (months)                                         249.00

      Scheduled Balance Computation

      Prior Month Balance                                                329,502,654.01

      Current Balance                                    325,039,203.67
               Adv Principal                                  49,756.85
               Del Principal                                 131,954.72
      Pool Scheduled Balance                                             324,957,005.80


      Principal Payments in Full                           3,805,173.53
      Partial Prepayments                                    393,958.26

      Scheduled Principal                                    346,516.42

      Collateral Balance                                                 325,039,203.67